Exhibit 99.1

Plains All American Reports Third-Quarter 2026 Results

Houston, TX – November 6, 2026 – Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported third-quarter 2026 results and provided the following highlights:

Third-Quarter 2026 Results
•Third-quarter Net income attributable to PAA of $363 million and Net cash provided by operating activities of $669 million
•Delivered strong third-quarter Adjusted EBITDA attributable to PAA of $711 million
•Pro forma leverage ratio at quarter-end was ~3.6x reflecting the issuance of $1.5 billion of Junior Subordinated notes and redemption of $2.3 billion of Series A and Series B Preferred Units (includes all announced transactions); recent balance sheet optimization is expected to generate ~$60 million ($0.09/unit) of distributable cash flow accretion to common unitholders annually
•Paid a quarterly cash distribution of $0.4175 per unit ($1.67 per unit annualized), representing a current distribution yield of ~7%
Highlights and Recent Announcements
•Expanding the Permian JV gathering system adding ~270,000 dedicated acres in the Midland Basin supported by 10-year agreements with a large integrated producer with estimated gross volumes of ~225mbbl/d commencing in the fourth quarter of 2027 with opportunity for future growth
•Closed the previously announced acquisition of a Powder River Basin gathering system and related assets (“Silver Creek”) from subsidiaries of Tailwater Capital and The Energy & Minerals Group on October 1st, for aggregate cash consideration of approximately $585 million
•On track to deliver full-year 2026 Adjusted EBITDA guidance attributable to PAA of $2.880 billion +/- $50 million
◦Crude Oil growth estimated ~$370 million in 2026 versus 2025, or ~16% (includes full year contribution from Cactus III acquisition)
•Execution on three key initiatives for the year: closed the NGL sale in May 2026, captured $50 million of synergies on the Cactus III acquisition and on track to deliver $50 million of efficiencies across the organization in 2026

“Our company delivered solid operational performance year-to-date with continued execution across the organization on our key initiatives for the year. We are driving efficient growth through multiple avenues including a further expansion of our Permian gathering footprint to service additional acreage in the Midland Basin with a large integrated producer. The recent acquisition of Silver Creek provides Plains with immediate scale in the Powder River Basin, where we expect significant production growth over the coming years, and enhanced integration with our existing downstream assets. The recent junior subordinated notes offering and corresponding redemption of preferred securities is expected to generate distributable cash flow accretion to common unitholders. Finally, the oil macro environment remains volatile, yet constructive, and we see multiple tailwinds for our business as we build momentum into 2027. We remain focused on a disciplined growth strategy, maintaining financial flexibility and increasing return of capital to our unitholders,” said Willie Chiang, Chairman, CEO and President.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Financial Reporting Considerations

Sale of Canadian NGL Business. On May 12, 2026, we completed the sale of our NGL business in Canada (the “Canadian NGL Business”) to Keyera Corp. (“Keyera”), pursuant to a definitive share purchase agreement (as amended to date, the “SPA”) entered into on June 17, 2025. We determined that the operations of the Canadian NGL Business met the criteria for classification as held for sale and for discontinued operations reporting. Results throughout this release specify if they are presented from continuing operations (which exclude results related to the Canadian NGL Business) and/or discontinued operations.

Segment Reporting. During the third quarter of 2026, we reorganized our historical operating and reportable segments, Crude Oil and NGL, into one consolidated segment. The change in our segment reflects changes in our business structure and the manner in which our management views and evaluates the business. This was driven by several factors, including (i) the completion of initiatives to (a) divest NGL assets (including the sale of the Canadian NGL Business in May 2026), (b) enhance the connectivity of our core asset base, and (c) streamline operations and management with a focused emphasis on our consolidated crude oil business, and (ii) management of commercial opportunities and operations across North America with a focus on optimization of profit, without regard to market or geographic location. All segment data and related disclosures for earlier periods presented herein have been recast to reflect the new segment reporting structure.

Plains All American Pipeline
Summary Financial Information (unaudited)

(in millions, except unit and per unit data)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
GAAP Results (1)	2026	2025	Change	2026	2025	Change
Net income attributable to PAA (2)	$363	$441	(18)%	$2,345	$1,093	115%
Diluted net income/(loss) per common unit	$(0.06)	$0.55	(111)%	$2.59	$1.25	107%
Diluted weighted average common units outstanding	707	704	—%	706	704	—%
Net cash provided by operating activities	$669	$817	(18)%	$2,042	$2,150	(5)%
Distribution per common unit declared for the period	$0.4175	$0.3800	10%	$1.2525	$1.1400	10%

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Non-GAAP Results (1) (3)	2026	2025	Change	2026	2025	Change
Adjusted net income attributable to PAA (2)	$373	$332	12%	$1,047	$1,018	3%
Diluted adjusted net income/(loss) per common unit	$(0.04)	$0.39	(110)%	$0.75	$1.14	(34)%
Adjusted EBITDA	$847	$806	5%	$2,577	$2,499	3%
Adjusted EBITDA attributable to PAA (2)	$711	$669	6%	$2,179	$2,095	4%
Implied DCF per common unit	$0.67	$0.61	10%	$1.99	$1.93	3%
Adjusted Free Cash Flow (4)	$458	$303	51%	$4,728	$344	**
Adjusted Free Cash Flow after Distributions (4)	$81	$(18)	**	$3,658	$(629)	**
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) (4)	$569	$226	152%	$4,764	$401	**
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) (4)	$192	$(95)	**	$3,694	$(572)	**

** Indicates that variance as a percentage is not meaningful.
(1)Includes results from continuing operations and discontinued operations for the applicable periods presented. See the tables attached hereto for additional information.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC (the “Permian JV”), Cactus II Pipeline LLC and Red River Pipeline LLC joint ventures.
(3)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(4)For the nine months ended September 30, 2026, includes a net cash inflow of approximately $3.527 billion for proceeds (net of cash divested) from the sale of the Canadian NGL Business. For the nine months ended September 30, 2025, includes a net cash outflow of $865 million for bolt-on acquisitions.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Third-quarter 2026 Adjusted EBITDA attributable to PAA increased 6% versus comparable 2025 results. Favorable results in the 2026 period from (i) contributions from the Cactus III acquisition completed in the fourth quarter of 2025, (ii) volume growth across our pipeline systems largely driven by increased production in the Permian Basin region and (iii) market opportunities and optimization initiatives were partially offset by (iv) the impact from certain Permian long-haul contract rates resetting to market in 2025, (v) higher operating costs driven by environmental remediation expenses and property tax expense and (vi) contributions in the 2025 period from the Canadian NGL Business, which was sold in May 2026.

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call and Webcast Instructions
PAA and PAGP will hold a joint conference call at 9:00 a.m. CT on Friday, November 6, 2026 to discuss third-quarter performance and related items.
To access the internet webcast, please go to https://edge.media-server.com/mmc/p/v5tv2qp6.

Alternatively, the webcast can be accessed on our website at https://ir.plains.com/news-events/events-presentations. Following the live webcast, an audio replay will be available on our website and will be accessible for a period of 365 days. Slides will be posted prior to the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. The primary additional measures used by management are Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied Distributable Cash Flow (“DCF”), Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions.

Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income, and Adjusted Free Cash Flow, Adjusted Free Cash Flow after Distributions and certain other non-GAAP financial liquidity measures are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit the Investor Relations section of our website at www.plains.com (navigate to the “Financials” tab, then click on “Quarterly Results”), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.

Non-GAAP Financial Performance Measures

Adjusted EBITDA is defined as earnings before (i) interest expense, (ii) income tax (expense)/benefit, (iii) depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, of unconsolidated entities), (iv) gains and losses on asset sales, asset impairments and other, net, (v) gains and losses on and impairments of investments in unconsolidated entities, net and (vi) interest income on promissory notes by and among certain Plains entities, and adjusted for (vii) certain selected items impacting comparability. Adjusted EBITDA attributable to PAA excludes the portion of Adjusted EBITDA that is attributable to noncontrolling interests. Adjusted EBITDA from discontinued operations reflects Adjusted EBITDA amounts attributable to the Canadian NGL Business, while Adjusted EBITDA from continuing operations reflects Adjusted EBITDA attributable to PAA, excluding amounts attributable to discontinued operations.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

From June 17, 2025, the date we entered into the SPA with Keyera to sell the Canadian NGL Business, through the closing of the divestiture on May 12, 2026, management reviewed such business as a component of our overall company performance and ability to fund distributions to our unitholders in the near term. As such, certain Non-GAAP financial performance measures, such as Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF, and certain Non-GAAP financial liquidity measures, such as Adjusted Free Cash Flow and Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities), are presented on a consolidated basis (e.g., the aggregate of continuing operations and discontinued operations) to provide relevant and useful information regarding our historical performance and results of operations and to assist in reconciling results presented in historical periods.

Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP financial performance measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are either related to investing activities (such as the purchase of linefill) or purchases of long-term inventory, and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our operating results and/or (v) other items that we believe should be excluded in understanding our operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.

Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Non-GAAP Financial Liquidity Measures

Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Adjusted Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Provided by/(Used in) Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and related party notes and the impact from the purchase and sale of linefill, net of proceeds from the sales of assets and further impacted by distributions to and contributions from noncontrolling interests and proceeds from the issuance of related party notes. Adjusted Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

We also present these measures and additional non-GAAP financial liquidity measures as they are measures that investors have indicated are useful. We present Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) for use in assessing our underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is defined as Adjusted Free Cash Flow excluding the impact of “Changes in assets and liabilities, net of acquisitions” on our Condensed Consolidated Statements of Cash Flows. In addition, we exclude impacts related to the Canadian NGL Business divestiture. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities).

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUES	$15,173	$11,578	$45,334	$33,698

COSTS AND EXPENSES
Purchases and related costs	14,030	10,585	42,078	30,862
Field operating costs	306	288	934	873
General and administrative expenses (1)	78	83	270	251
Depreciation and amortization	235	230	721	696
(Gains)/losses on asset sales, asset impairments and other, net	8	(92)	14	(64)
Total costs and expenses	14,657	11,094	44,017	32,618

OPERATING INCOME	516	484	1,317	1,080

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	85	96	263	292
Gain on/(impairment of) investments in unconsolidated entities, net	(68)	—	(68)	31
Interest expense, net (2)	(131)	(135)	(451)	(395)
Other income, net (2)	19	14	69	70

INCOME FROM CONTINUING OPERATIONS BEFORE TAX	421	459	1,130	1,078
Current income tax benefit/(expense) from continuing operations	4	(5)	(319)	(11)
Deferred income tax benefit/(expense) from continuing operations	(12)	(1)	210	(6)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	413	453	1,021	1,061

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	40	76	1,588	281

NET INCOME	453	529	2,609	1,342
Net income attributable to noncontrolling interests	(90)	(88)	(264)	(249)
NET INCOME ATTRIBUTABLE TO PAA	$363	$441	$2,345	$1,093

NET INCOME/(LOSS) PER COMMON UNIT:
Net income/(loss) allocated to common unitholders — Basic and Diluted
Continuing operations	$(81)	$311	$239	$599
Discontinued operations	40	76	1,588	281
Net income/(loss) allocated to common unitholders — Basic and Diluted	$(41)	$387	$1,827	$880

Basic and diluted weighted average common units outstanding	707	704	706	704

Basic and diluted net income/(loss) per common unit:
Continuing operations	$(0.12)	$0.44	$0.34	$0.85
Discontinued operations	0.06	0.11	2.25	0.40
Basic and diluted net income/(loss) per common unit	$(0.06)	$0.55	$2.59	$1.25

(1)For the nine months ended September 30, 2026, General and administrative expenses include approximately $33 million related to the acceleration of certain expenses primarily during the second quarter of 2026 resulting from exit costs associated with the Canadian NGL Business.
(2)Certain Plains entities have issued promissory notes by and among such entities to facilitate financing. “Interest expense, net” and “Other income, net” each include $15 million and $56 million for the three and nine months ended September 30, 2026, respectively, and $23 million and $65 million for the three and nine months ended September 30, 2025, respectively, related to interest on such related party promissory notes. These amounts offset and do not impact Net Income or Non-GAAP metrics such as Adjusted EBITDA, Implied DCF and Adjusted Free Cash Flow.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30, 2026	December 31, 2025
ASSETS
Current assets (including Cash and cash equivalents of $879 and $328, respectively) (1)	$6,946	$4,733
Property and equipment, net	16,757	16,860
Investments in unconsolidated entities	2,726	2,846
Intangible assets, net	1,535	1,754
Linefill	888	900
Long-term operating lease right-of-use assets, net	160	198
Long-term inventory	323	214
Long-term assets of discontinued operations	—	2,557
Other long-term assets, net	139	107
Total assets	$29,474	$30,169

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities (2)	$6,349	$4,931
Long-term debt (3)	9,911	10,696
Long-term operating lease liabilities	183	202
Long-term liabilities of discontinued operations	—	606
Other long-term liabilities and deferred credits	379	654
Total liabilities	16,822	17,089
Partners’ capital
Series A preferred unitholders (4)	—	1,248
Series B preferred unitholders (5)	787	787
Common unitholders	8,675	7,801
Noncontrolling interests	3,190	3,244
Total partners’ capital	12,652	13,080
Total liabilities and partners’ capital	$29,474	$30,169

(1)Includes current assets of discontinued operations of $479 million as of December 31, 2025.
(2)Includes current liabilities of discontinued operations of $125 million and $382 million as of September 30, 2026 and December 31, 2025, respectively.
(3)See the “Debt Capitalization Ratios” table below for detail.
(4)On September 14, 2026, we repurchased all 58.4 million Series A preferred units for a purchase price of approximately $1.687 billion.
(5)On October 9, 2026, we repurchased all 0.8 million Series B preferred units for a purchase price of approximately $800 million.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

DEBT CAPITALIZATION RATIOS
(in millions, except percentages)

	September 30, 2026	December 31, 2025
Short-term debt	$9	$564
Long-term debt:
Senior notes, net	8,375	9,118
Junior subordinated notes, net	1,479	—
Other long-term debt (1)	57	1,580
Total long-term debt	$9,911	$10,698
Total debt	$9,920	$11,262

Long-term debt	$9,911	$10,698
Partners’ capital excluding noncontrolling interests	9,462	9,836
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$19,373	$20,534
Total book capitalization, including short-term debt	$19,382	$21,098

Long-term debt-to-total book capitalization	51%	52%
Total debt-to-total book capitalization, including short-term debt	51%	53%

(1)As of December 31, 2025, includes $2 million attributable to discontinued operations.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER COMMON UNIT
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Basic and Diluted Net Income/(Loss) per Common Unit

Continuing Operations:
Income from continuing operations, net of tax	$413	$453	$1,021	$1,061
Net income attributable to noncontrolling interests	(90)	(88)	(264)	(249)
Net income from continuing operations attributable to PAA	$323	$365	$757	$812
Distributions to Series A preferred unitholders	(29)	(36)	(101)	(110)
Distributions to Series B preferred unitholders	(17)	(18)	(49)	(53)
Amounts allocated to participating securities	(1)	(1)	(13)	(10)
Impact from repurchase of Series A preferred units (1)	(358)	—	(358)	(43)
Other	1	1	3	3
Net income/(loss) from continuing operations allocated to common unitholders - Basic and Diluted (2)	$(81)	$311	$239	$599

Discontinued Operations:
Net income from discontinued operations allocated to common unitholders - Basic and Diluted (3)	$40	$76	$1,588	$281

Net income/(loss) allocated to common unitholders - Basic and Diluted	$(41)	$387	$1,827	$880

Basic and diluted weighted average common units outstanding (4) (5)	707	704	706	704

Basic and diluted net income/(loss) per common unit
Continuing operations	$(0.12)	$0.44	$0.34	$0.85
Discontinued operations	0.06	0.11	2.25	0.40
Basic and diluted net income/(loss) per common unit	$(0.06)	$0.55	$2.59	$1.25

(1)We repurchased approximately 12.7 million Series A preferred units on January 31, 2025, and we repurchased all remaining outstanding 58.4 million Series A preferred units on September 14, 2026. The difference between the cash we paid for the repurchase of such units and their carrying value on our balance sheet is considered a return to Series A preferred unitholders for the calculation of net income/(loss) from continuing operations allocated to common unitholders.
(2)We calculate net income/(loss) from continuing operations allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(3)Net income from discontinued operations allocated to common unitholders is “Income from discontinued operations, net of tax” as presented on our Condensed Consolidated Statements of Operations.
(4)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income/(loss) per common unit from continuing operations for each of the three and nine months ended September 30, 2026 and 2025 as the effect was antidilutive.
(5)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered potentially dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,609	$1,342
Reconciliation of net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(1,588)	(281)
Depreciation and amortization	721	696
Gains/(losses) on asset sales, asset impairments and other, net	14	(64)
Deferred income tax (benefit)/expense	(210)	6
(Gain)/loss on foreign currency revaluation	(15)	19
Settlement of terminated interest rate hedging instruments	—	7
Equity earnings in unconsolidated entities	(263)	(292)
Distributions on earnings from unconsolidated entities	313	369
(Gain on)/impairment of investments in unconsolidated entities, net	68	(31)
Other	46	47
Changes in assets and liabilities, net of acquisitions	188	18
Cash provided by operating activities - continuing operations	1,883	1,836
Cash provided by operating activities - discontinued operations	159	314
Net cash provided by operating activities	2,042	2,150

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used in investing activities - continuing operations	(477)	(1,680)
Cash provided by/(used in) investing activities - discontinued operations	3,480	(151)
Net cash provided by/(used in) investing activities (1) (2)	3,003	(1,831)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by/(used in) financing activities (1)	(4,477)	500

Effect of translation adjustment	(17)	13

Net increase in cash and cash equivalents and restricted cash	551	832

Cash and cash equivalents and restricted cash, beginning of period	328	348
Cash and cash equivalents and restricted cash, end of period	$879	$1,180

(1)Certain Plains entities have issued promissory notes by and among such entities to facilitate financing. For the nine months ended September 30, 2025, “Net cash provided by/(used in) investing activities” includes a cash outflow of approximately $330 million associated with our investment in related party notes. An equal and offsetting cash inflow associated with our issuance of related party notes is included in “Net cash provided by/(used in) financing activities.”
(2)For the nine months ended September 30, 2026, includes a net cash inflow of approximately $3.527 billion for proceeds (net of cash divested) from the sale of the Canadian NGL Business. For the nine months ended September 30, 2025, includes a net cash outflow of $865 million for bolt-on acquisitions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CAPITAL EXPENDITURES (1)
(in millions)

	Net to PAA (2)				Consolidated
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Investment capital expenditures	$96	$119	$253	$401	$131	$145	$336	$493
Maintenance capital expenditures	28	52	110	149	32	56	125	161
Total Investment and Maintenance capital expenditures (3)	$124	$171	$363	$550	$163	$201	$461	$654

(1)Includes results from continuing operations and discontinued operations for the applicable periods presented.
(2)Excludes expenditures attributable to noncontrolling interests.
(3)See the “Discontinued Operations Detail” section for amounts attributable to discontinued operations.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
(in millions, except per unit and ratio data)

Computation of Basic and Diluted Adjusted Net Income/(Loss) Per Common Unit (1) (2):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Basic and Diluted Adjusted Net Income/(Loss) per Common Unit
Net income attributable to PAA	$363	$441	$2,345	$1,093
Selected items impacting comparability - Adjusted net income attributable to PAA (3)	10	(109)	(1,298)	(75)
Adjusted net income attributable to PAA	$373	$332	$1,047	$1,018
Distributions to Series A preferred unitholders	(29)	(36)	(101)	(110)
Distributions to Series B preferred unitholders	(17)	(18)	(49)	(53)
Amounts allocated to participating securities	(1)	(1)	(13)	(10)
Impact from repurchase of Series A preferred units (4)	(358)	—	(358)	(43)
Other	1	1	3	3
Adjusted net income/(loss) allocated to common unitholders	$(31)	$278	$529	$805

Basic and diluted weighted average common units outstanding (5) (6)	707	704	706	704

Basic and diluted adjusted net income/(loss) per common unit	$(0.04)	$0.39	$0.75	$1.14

(1)We calculate adjusted net income/(loss) allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)Includes results from continuing operations and discontinued operations for the applicable periods presented.
(3)See the “Selected Items Impacting Comparability” table for additional information.
(4)We repurchased approximately 12.7 million Series A preferred units on January 31, 2025, and we repurchased all remaining outstanding 58.4 million Series A preferred units on September 14, 2026. The difference between the cash we paid for the repurchase of such units and their carrying value on our balance sheet is considered a return to Series A preferred unitholders for the calculation of adjusted net income/(loss) allocated to common unitholders.
(5)The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income/(loss) per common unit for each of the three and nine months ended September 30, 2026 and 2025 as the effect was antidilutive.
(6)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered potentially dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

Net Income/(Loss) Per Common Unit to Adjusted Net Income/(Loss) Per Common Unit Reconciliation (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Basic and diluted net income/(loss) per common unit	$(0.06)	$0.55	$2.59	$1.25
Selected items impacting comparability per common unit (2)	0.02	(0.16)	(1.84)	(0.11)
Basic and diluted adjusted net income/(loss) per common unit	$(0.04)	$0.39	$0.75	$1.14

(1)Includes results from continuing operations and discontinued operations for the applicable periods presented.
(2)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Net Income/(Loss) Per Common Unit” tables for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income (1)	$453	$529	$2,609	$1,342
Interest expense, net of certain items (2)	116	112	395	330
Income tax expense from continuing operations	8	6	109	17
Income tax expense from discontinued operations	—	27	77	96
Depreciation and amortization from continuing operations	235	230	721	696
Depreciation and amortization from discontinued operations	—	—	—	57
(Gains)/losses on asset sales, asset impairments and other, net from continuing operations	8	(92)	14	(64)
(Gains)/losses on asset sales and other, net from discontinued operations	(40)	2	(1,645)	15
(Gain on)/impairment of investments in unconsolidated entities, net	68	—	68	(31)
Depreciation and amortization of unconsolidated entities (3)	22	21	63	62
Selected items impacting comparability - Adjusted EBITDA (1) (4)	(23)	(29)	166	(21)
Adjusted EBITDA (1)	$847	$806	$2,577	$2,499
Adjusted EBITDA attributable to noncontrolling interests	(136)	(137)	(398)	(404)
Adjusted EBITDA attributable to PAA (1)	$711	$669	$2,179	$2,095

Adjusted EBITDA (1)	$847	$806	$2,577	$2,499
Interest expense, net of certain non-cash and other items (5)	(112)	(109)	(381)	(320)
Maintenance capital from continuing operations	(32)	(36)	(105)	(112)
Maintenance capital from discontinued operations	—	(20)	(20)	(49)
Investment capital of noncontrolling interests (6)	(34)	(25)	(83)	(89)
Current income tax benefit/(expense), net of certain tax effects related to the Canadian NGL Business divestiture (1) (7)	4	(12)	(66)	(72)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (8)	(3)	(9)	(14)	10
Distributions to noncontrolling interests (9)	(112)	(110)	(317)	(339)
Implied DCF (1)	$558	$485	$1,591	$1,528
Preferred unit cash distributions paid (9)	(82)	(54)	(186)	(171)
Implied DCF Available to Common Unitholders (1)	$476	$431	$1,405	$1,357
Weighted Average Common Units Outstanding	707	704	706	704
Implied DCF per Common Unit (1) (10)	$0.67	$0.61	$1.99	$1.93
Cash Distribution Paid per Common Unit	$0.4175	$0.3800	$1.2525	$1.1400
Common Unit Cash Distributions (9)	$295	$267	$884	$802
Common Unit Distribution Coverage Ratio (1)	1.61x	1.61x	1.59x	1.69x
Implied DCF Excess (1)	$181	$164	$521	$555

(1)Includes results from continuing operations and discontinued operations for the applicable periods presented. See the “Discontinued Operations Detail” section for additional information regarding amounts attributable to discontinued operations.
(2)Represents “Interest expense, net” as reported on our Condensed Consolidated Statements of Operations, net of interest income associated with promissory notes by and among certain Plains entities.
(3)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects and impairments) of unconsolidated entities.
(4)See the “Selected Items Impacting Comparability” table for additional information.
(5)Amount excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps and is net of interest income associated with promissory notes by and among certain Plains entities.
(6)Investment capital expenditures attributable to noncontrolling interests that reduce Implied DCF available to PAA common unitholders.
(7)Includes current income tax expense from continuing operations and discontinued operations, adjusted for current income tax expense associated with certain planning and restructuring activities within our organizational structure in connection with the Canadian NGL Business divestiture that had income tax consequences that required recognition during the first and second quarters of 2026.
(8)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, and selected items impacting comparability of unconsolidated entities).
(9)Cash distributions paid during the period presented.
(10)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income/(Loss) Per Common Unit to Implied DCF Per Common Unit Reconciliation (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Basic net income/(loss) per common unit	$(0.06)	$0.55	$2.59	$1.25
Reconciling items per common unit (2) (3)	0.73	0.06	(0.60)	0.68
Implied DCF per common unit	$0.67	$0.61	$1.99	$1.93

(1)Includes results from continuing operations and discontinued operations for the applicable periods presented.
(2)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(3)Based on weighted average common units outstanding of 707 million, 704 million, 706 million and 704 million for the periods presented, respectively.

Supplemental Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA from Continuing Operations	$711	$589	$1,988	$1,725
Adjusted EBITDA from Discontinued Operations (1)	—	80	191	370
Adjusted EBITDA attributable to PAA (2)	$711	$669	$2,179	$2,095

(1)See the “Reconciliation of Adjusted EBITDA from Discontinued Operations” table for a reconciliation to the most directly comparable measure as reported in accordance with GAAP.
(2)See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for a reconciliation to the most directly comparable measure as reported in accordance with GAAP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Cash Provided by Operating Activities to Non-GAAP Financial Liquidity Measures Reconciliation (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$669	$817	$2,042	$2,150
Adjustments to reconcile Net cash provided by operating activities to Adjusted Free Cash Flow:
Net cash provided by/(used in) investing activities (2) (3)	(99)	(409)	3,003	(1,831)
Cash contributions from noncontrolling interests	—	5	—	34
Cash distributions paid to noncontrolling interests (4)	(112)	(110)	(317)	(339)
Proceeds from the issuance of related party notes (2)	—	—	—	330
Adjusted Free Cash Flow (5)	$458	$303	$4,728	$344
Cash distributions (6)	(377)	(321)	(1,070)	(973)
Adjusted Free Cash Flow after Distributions (5) (7)	$81	$(18)	$3,658	$(629)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted Free Cash Flow (5)	$458	$303	$4,728	$344
Changes in assets and liabilities, net of acquisitions (8)	111	(77)	36	57
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) (9)	$569	$226	$4,764	$401
Cash distributions (6)	(377)	(321)	(1,070)	(973)
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) (9)	$192	$(95)	$3,694	$(572)

(1)Includes results from continuing operations and discontinued operations for the applicable periods presented.
(2)Certain Plains entities have issued promissory notes by and among such entities to facilitate financing. “Proceeds from the issuance of related party notes” has an equal and offsetting cash outflow associated with our investment in related party notes, which is included as a component of “Net cash provided by/(used in) investing activities.”
(3)For the nine months ended September 30, 2026, includes a net cash inflow of approximately $3.527 billion for proceeds (net of cash divested) from the sale of the Canadian NGL Business. For the nine months ended September 30, 2025, includes a net cash outflow of $865 million for bolt-on acquisitions.
(4)Cash distributions paid during the period presented.
(5)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(6)Cash distributions paid to preferred and common unitholders during the period.
(7)Excess Adjusted Free Cash Flow after Distributions is retained to establish reserves for future distributions, capital expenditures, debt reduction and other partnership purposes. Adjusted Free Cash Flow after Distributions shortages, if any, may be funded from previously established reserves, cash on hand or from borrowings under our credit facilities or commercial paper program.
(8)Excludes the income tax impacts related to the Canadian NGL Business divestiture.
(9)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) and Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) to assess the underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
Selected Items Impacting Comparability: (1) (2)	2026	2025	2026	2025
Derivative activities and inventory valuation adjustments (2) (3)	$(25)	$48	$(267)	$75
Long-term inventory costing adjustments (2) (4)	72	(14)	122	(30)
Deficiencies under minimum volume commitments, net (5)	(9)	6	27	21
Rail fleet amortization expense related to discontinued operations (2) (6)	—	10	11	10
Equity-indexed compensation expense (7)	(11)	(10)	(30)	(28)
Foreign currency revaluation (2) (8)	(1)	(11)	15	(20)
Contingent consideration fair value adjustment (9)	(5)	—	(11)	—
Impact from exit of Canadian NGL Business (10)	2	—	(33)	—
Transaction-related expenses (11)	—	—	—	(7)
Selected items impacting comparability - Adjusted EBITDA (2)	$23	$29	$(166)	$21
Gain on/(impairment of) investments in unconsolidated entities, net	(68)	—	(68)	31
Gains/(losses) on asset sales, asset impairments and other, net	32	90	1,631	49
Current income tax expense related to Canadian NGL Business divestiture (12)	—	—	(368)	—
Deferred income tax benefit related to Canadian NGL Business divestiture (12)	—	—	217	—
Tax effect on selected items impacting comparability	2	(7)	56	(20)
Aggregate selected items impacting noncontrolling interests	1	(3)	(4)	(6)
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	$(10)	$109	$1,298	$75

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” and “Computation of Basic and Diluted Adjusted Net Income/(Loss) Per Common Unit” tables for additional details on how these selected items impacting comparability affect such measures.
(2)Includes results from continuing operations and discontinued operations for the applicable periods presented. See the “Discontinued Operations Detail” table for additional information.
(3)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to (i) investing activities, such as the purchase of linefill, and (ii) purchases of long-term inventory. We also exclude the impact of corresponding inventory valuation adjustments, as applicable.
(4)We carry inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(5)We, and certain of our equity method investees, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(6)Depreciation and amortization on the long-lived assets of the Canadian NGL Business disposal group ceased upon meeting the criteria to be classified as assets held for sale. Prior to the closing of the divestiture in May 2026, management reviewed the metrics of Adjusted EBITDA and Implied DCF on a consolidated basis (i.e., the aggregate of continuing operations and discontinued operations). We believe this presentation provides relevant and useful information regarding our historical performance and results of operations. We therefore include an adjustment for the impact of amortization of the rail fleet associated with the Canadian NGL Business.
(7)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(8)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. The associated gains and losses are not integral to our results and were thus classified as a selected item impacting comparability.
(9)We agreed to potential earnout payments associated with recently completed acquisitions, primarily our Cactus III acquisition. We consider the non-cash change in the estimated fair value of such earnout payments as a selected item impacting comparability.
(10)Represents the acceleration of certain general and administrative expenses associated with exit activities related to the Canadian NGL Business divestiture in May 2026. Such costs are not integral to our core operating performance and were therefore excluded in determining Adjusted EBITDA.
(11)Primarily related to deal-specific costs incurred during the period.
(12)In connection with the Canadian NGL Business divestiture, we completed certain planning and restructuring activities within our organizational structure that had income tax consequences that required recognition during the first and second quarters of 2026. We consider the impacts from the Canadian NGL Business divestiture as a selected item impacting comparability.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1) (2)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Crude oil pipeline tariff volumes (by region):
Permian Basin	8,071	7,490	7,965	7,196
South Texas / Eagle Ford	505	538	515	524
Mid-Continent	578	564	543	506
Gulf Coast	187	227	212	220
Rocky Mountain	470	449	474	484
Western	353	283	325	273
Canada	343	332	348	342
Total crude oil pipeline tariff volumes	10,507	9,883	10,382	9,545

(1)Average volumes in thousands of barrels per day calculated as the total volumes (attributable to our interest for assets owned by unconsolidated entities or through undivided joint interests) for the period divided by the number of days in the period. Volumes associated with assets acquired during the period represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

DISCONTINUED OPERATIONS DETAIL
(in millions)

Components of Income from Discontinued Operations, Net of Tax:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$—	$176	$350	$920
Cost and Expenses:
Purchases and related costs	—	(7)	205	245
Field operating costs	—	68	108	190
General and administrative expenses	—	10	17	36
Depreciation and amortization	—	—	—	57
(Gains)/losses on asset sales and other, net	(40)	2	(1,645)	15
Total costs and expenses	(40)	73	(1,315)	543
Income from discontinued operations before tax	40	103	1,665	377
Current income tax expense	—	(7)	(115)	(61)
Deferred income tax (expense)/benefit	—	(20)	38	(35)
Income from discontinued operations, net of tax	$40	$76	$1,588	$281

Reconciliation of Adjusted EBITDA from Discontinued Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income from discontinued operations, net of tax	$40	$76	$1,588	$281
Income tax expense from discontinued operations	—	27	77	96
Depreciation and amortization from discontinued operations	—	—	—	57
(Gains)/losses on asset sales and other, net from discontinued operations	(40)	2	(1,645)	15
Adjustments attributable to discontinued operations (1):
Derivative activities and inventory valuation adjustments	—	(18)	186	(73)
Long-term inventory costing adjustments	—	4	(4)	3
Rail fleet amortization expense related to discontinued operations	—	(10)	(11)	(10)
Foreign currency revaluation	—	(1)	—	1
Adjusted EBITDA from Discontinued Operations	$—	$80	$191	$370

(1)See the “Selected Items Impacting Comparability” table for additional information.
Investment Capital from Discontinued Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Investment capital expenditures from discontinued operations	$—	$21	$10	$89
Maintenance capital expenditures from discontinued operations	—	20	20	49
Total capital expenditures from discontinued operations	$—	$41	$30	$138
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$15,173	$—	$15,173	$11,578	$—	$11,578
COSTS AND EXPENSES
Purchases and related costs	14,030	—	14,030	10,585	—	10,585
Field operating costs	306	—	306	288	—	288
General and administrative expenses	78	1	79	83	1	84
Depreciation and amortization	235	—	235	230	—	230
(Gains)/losses on asset sales, asset impairments and other, net	8	—	8	(92)	—	(92)
Total costs and expenses	14,657	1	14,658	11,094	1	11,095
OPERATING INCOME	516	(1)	515	484	(1)	483
OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	85	—	85	96	—	96
Impairment of investments in unconsolidated entities, net	(68)	—	(68)	—	—	—
Interest expense, net	(131)	15	(116)	(135)	23	(112)
Other income/(expense), net	19	(15)	4	14	(23)	(9)
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	421	(1)	420	459	(1)	458
Current income tax benefit/(expense) from continuing operations	4	—	4	(5)	—	(5)
Deferred income tax expense from continuing operations	(12)	(20)	(32)	(1)	(24)	(25)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	413	(21)	392	453	(25)	428
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	40	—	40	76	—	76
NET INCOME	453	(21)	432	529	(25)	504
Net income attributable to noncontrolling interests	(90)	(274)	(364)	(88)	(333)	(421)
NET INCOME ATTRIBUTABLE TO PAGP	$363	$(295)	$68	$441	$(358)	$83

Basic net income/(loss) per Class A share (2):
Continuing operations			$(0.22)			$0.31
Discontinued operations			0.06			0.11
Basic net income/(loss) per Class A share			$(0.16)			$0.42

Diluted net income/(loss) per Class A share (2):
Continuing operations			$(0.22)			$0.31
Discontinued operations			0.06			0.10
Diluted net income/(loss) per Class A share			$(0.16)			$0.41

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
(2)See the “Computation of Basic and Diluted Net Income/(Loss) Per Class A Share” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$45,334	$—	$45,334	$33,698	$—	$33,698
COSTS AND EXPENSES
Purchases and related costs	42,078	—	42,078	30,862	—	30,862
Field operating costs	934	—	934	873	—	873
General and administrative expenses (2)	270	5	275	251	4	255
Depreciation and amortization	721	—	721	696	—	696
(Gains)/losses on asset sales, asset impairments and other, net	14	—	14	(64)	—	(64)
Total costs and expenses	44,017	5	44,022	32,618	4	32,622
OPERATING INCOME	1,317	(5)	1,312	1,080	(4)	1,076
OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	263	—	263	292	—	292
Gain on/(impairment of) investments in unconsolidated entities, net	(68)	—	(68)	31	—	31
Interest expense, net	(451)	56	(395)	(395)	65	(330)
Other income, net	69	(56)	13	70	(65)	5
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	1,130	(5)	1,125	1,078	(4)	1,074
Current income tax expense from continuing operations	(319)	—	(319)	(11)	—	(11)
Deferred income tax benefit/(expense) from continuing operations	210	(135)	75	(6)	(59)	(65)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	1,021	(140)	881	1,061	(63)	998
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	1,588	—	1,588	281	—	281
NET INCOME	2,609	(140)	2,469	1,342	(63)	1,279
Net income attributable to noncontrolling interests	(264)	(1,729)	(1,993)	(249)	(832)	(1,081)
NET INCOME ATTRIBUTABLE TO PAGP	$2,345	$(1,869)	$476	$1,093	$(895)	$198
Basic net income/(loss) per Class A share (3):
Continuing operations			$(0.35)			$0.60
Discontinued operations			2.25			0.40
Basic net income per Class A share			$1.90			$1.00

Diluted net income/(loss) per Class A share (3):
Continuing operations			$(0.35)			$0.60
Discontinued operations			2.25			0.39
Diluted net income per Class A share			$1.90			$0.99

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
(2)For the nine months ended September 30, 2026, General and administrative expenses include approximately $33 million related to the acceleration of certain expenses primarily during the second quarter of 2026 resulting from exit costs associated with the Canadian NGL Business.
(3)See the “Computation of Basic and Diluted Net Income/(Loss) Per Class A Share” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	September 30, 2026			December 31, 2025
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets (2)	$6,946	$(3)	$6,943	$4,733	$(29)	$4,704
Property and equipment, net	16,757	—	16,757	16,860	—	16,860
Investments in unconsolidated entities	2,726	—	2,726	2,846	—	2,846
Intangible assets, net	1,535	—	1,535	1,754	—	1,754
Deferred tax asset	—	1,076	1,076	—	1,136	1,136
Linefill	888	—	888	900	—	900
Long-term operating lease right-of-use assets, net	160	—	160	198	—	198
Long-term inventory	323	—	323	214	—	214
Long-term assets of discontinued operations	—	—	—	2,557	—	2,557
Other long-term assets, net	139	(49)	90	107	—	107
Total assets	$29,474	$1,024	$30,498	$30,169	$1,107	$31,276

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities (3)	$6,349	$(5)	$6,344	$4,931	$(29)	$4,902
Long-term debt	9,911	—	9,911	10,696	—	10,696
Long-term operating lease liabilities	183	—	183	202	—	202
Long-term liabilities of discontinued operations	—	—	—	606	—	606
Other long-term liabilities and deferred credits	379	—	379	654	—	654
Total liabilities	16,822	(5)	16,817	17,089	(29)	17,060

Partners’ capital excluding noncontrolling interests	9,462	(7,987)	1,475	9,836	(8,491)	1,345
Noncontrolling interests	3,190	9,016	12,206	3,244	9,627	12,871
Total partners’ capital	12,652	1,029	13,681	13,080	1,136	14,216
Total liabilities and partners’ capital	$29,474	$1,024	$30,498	$30,169	$1,107	$31,276

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
(2)Includes current assets of discontinued operations of $479 million as of December 31, 2025.
(3)Includes current liabilities of discontinued operations of $125 million and $382 million as of September 30, 2026 and December 31, 2025, respectively.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Basic Net Income/(Loss) per Class A Share
Net income attributable to PAGP from continuing operations	$57	$62	$31	$119
Impact from repurchase of PAA Series A preferred units by subsidiary (1)	(100)	—	(100)	—
Net income/(loss) from continuing operations available to Class A shareholders	$(43)	$62	$(69)	$119

Net income from discontinued operations available to Class A shareholders	$11	$21	$445	$79

Basic weighted average Class A shares outstanding	198	198	198	198

Basic Net Income/(Loss) per Class A Share:
Continuing operations	$(0.22)	$0.31	$(0.35)	$0.60
Discontinued operations	0.06	0.11	2.25	0.40
Basic net income/(loss) per Class A share	$(0.16)	$0.42	$1.90	$1.00

Diluted Net Income/(Loss) per Class A share
Net income/(loss) from continuing operations available to Class A shareholders	$(43)	$62	$(69)	$119

Net income from discontinued operations available to Class A shareholders	$11	$21	$445	$79
Incremental net income resulting from assumed exchange of AAP Units	—	3	—	11
Net income from discontinued operations available to Class A shareholders including incremental net income from assumed exchange of AAP Units	$11	$24	$445	$90

Basic weighted average Class A shares outstanding	198	198	198	198
Dilutive shares resulting from assumed exchange of AAP Units	—	35	—	35
Diluted weighted average Class A shares outstanding	198	233	198	233

Diluted Net Income/(Loss) per Class A Share:
Continuing operations	$(0.22)	$0.31	$(0.35)	$0.60
Discontinued operations	0.06	0.10	2.25	0.39
Diluted net income/(loss) per Class A share	$(0.16)	$0.41	$1.90	$0.99

(1)Represents the impact on income available to PAGP Class A shareholders resulting from PAA’s repurchase of all of its remaining 58.4 million PAA Series A preferred units on September 14, 2026.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:
•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and supply chain issues, the impact of global public health events, such as pandemics, on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;
•declines in global crude oil demand and/or crude oil prices or other factors that correspondingly lead to a significant reduction of North American crude oil production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we can earn or the commercial opportunities that might otherwise be available to us;
•impacts of global geopolitical events, including conflicts in the Middle East and elsewhere, on commodity price volatility and crude oil supply and demand, as well as broader impacts on financial markets and the global macroeconomic environment;
•fluctuations in refinery capacity and other factors affecting demand for various grades of crude oil and resulting changes in pricing conditions or transportation throughput requirements;
•unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof);
•the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates, volumes and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•the availability of, and our ability to consummate, acquisitions, divestitures, joint ventures or other strategic opportunities and realize benefits therefrom;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our or our service providers’ electronic and computer systems;
•weather interference with business operations or project construction, including the impact of extreme weather events or conditions (including hurricanes, floods, wildfires and drought);
•the impact of current and future laws, rulings, legislation, governmental regulations, executive orders, trade policies, trade tariffs, accounting standards and statements, and related interpretations that (i) prohibit, restrict or regulate the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines, (ii) negatively impact our ability to develop, operate or repair midstream assets, or (iii) otherwise negatively impact our business or increase our exposure to risk;
•negative impacts on production levels in the Permian Basin or elsewhere due to issues associated with (or laws, rules or regulations relating to) hydraulic fracturing and related activities (including wastewater injection or disposal), including earthquakes, subsidence, expansion or other issues;
•the pace of development of natural gas or other infrastructure and its impact on expected crude oil production growth in the Permian Basin;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•loss of key personnel and inability to attract and retain new talent;
•disruptions to futures markets for crude oil and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•the effectiveness of our risk management activities;
•shortages or cost increases of supplies, materials or labor;
•maintenance of our credit ratings and ability to receive open credit from our suppliers and trade counterparties;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital or maintenance expenditures, third-party claims or other factors;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•failure to implement or realize anticipated benefits from operational and organizational streamlining and efficiency efforts and initiatives;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the amplification of other risks caused by volatile or closed financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
•the deferral of current revenue recognition attributable to deficiency payments received from customers who fail to ship or move their minimum contracted volumes;
•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and other petroleum products as discussed in the Partnerships’ filings with the Securities and Exchange Commission.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil. PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

Contacts:

Blake Fernandez
Vice President, Investor Relations
(866) 809-1291

Ross Hovde
Director, Investor Relations
(866) 809-1291
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291